As filed with the Securities and Exchange Commission on May 30, 2003

                                               Registration No. 333-_____
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          ________________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          ________________________

                          ILLINOIS TOOL WORKS INC.
           (Exact name of registrant as specified in its charter)

               DELAWARE                             36-1258310
        (State of incorporation)                 (I.R.S. Employer
                                                Identification No.)

                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                  (Address of principal executive offices)

                      ITW SAVINGS AND INVESTMENT PLAN
                          (Full title of the Plan)

                           STEWART S. HUDNUT, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                          ILLINOIS TOOL WORKS INC.
                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                                (847) 724-7500
                     (Name, address and telephone number
                            of agent for service)

                               WITH A COPY TO:

                         EDWARD SPACAPAN, JR., ESQ.
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                         ___________________________







                       CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED             PROPOSED
                                                 AMOUNT           MAXIMUM              MAXIMUM          AMOUNT OF
                                                 TO BE            OFFERING             AGGREGATE      REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED    REGISTERED     PRICE PER SHARE      OFFERING PRICE         FEE
       ------------------------------------    ----------     ---------------      --------------     ------------

       Common Stock, par value $.01 per      8,000,000 (1)       $61.855 (2)         $494,840,000       $40,032.56
       share

       Interests in the Plan                      (3)                (3)                 (3)               (3)


     (1)      Together with additional shares of Common Stock which become available under the ITW Savings and Investment
              Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act of 1933.

     (2)      Based upon the average of the high and low sales prices of the Common Stock reported on the New York Stock
              Exchange on May 29, 2003 pursuant to Rule 457(c) and (h) of the Securities Act of 1933.

     (3)      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan for which no separate fee is required.






















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                            GENERAL INSTRUCTIONS

   E.   REGISTRATION OF ADDITIONAL SECURITIES.

        The contents of the Registration Statements on Form S-8 (File Nos. 33-53517, 333-17473 and 333-37068) filed by the Corporation with the Securities and Exchange Commission on May 6, 1994, December 9, 1996 and May 15, 2000 registering its Common Stock, par value $.01 per share, issuable pursuant to the ITW Savings and Investment Plan are hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statements (File Nos. 33-53517, 333-17473 and 333-37068), all of which is incorporated herein by reference.

   ITEM 8.   EXHIBITS.

             See Index to Exhibits.

   The Corporation has received from the Internal Revenue Service a determination that the Plan is qualified under Section 401 of the Internal Revenue Code, and the Corporation will cause to be made all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.




















                                      3







                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 30, 2003.

                                 ILLINOIS TOOL WORKS INC.



                                 By:  /s/ Stewart S. Hudnut
                                      ---------------------------
                                      Stewart S. Hudnut,
                                      Senior Vice President,
                                      General Counsel & Secretary




                              POWER OF ATTORNEY

        Each of the undersigned officers and directors of the Registrant hereby constitutes and appoints W. James Farrell, Jon C. Kinney, Robert T. Callahan and Stewart S. Hudnut and each of them, his true and lawful attorneys with full power to them and to each of them singly, to sign, in any and all capacities, any and all amendments to this Registration Statement, including post-effective amendments, to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission under the Securities Act. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2003.

   SIGNATURE                                    TITLE
   ---------                                    -----

   /s/ W. James Farrell               Chairman & Chief Executive
   -------------------------------    Officer & Director
   W. James Farrell                   (Principal Executive Officer)


   /s/ Jon C. Kinney                  Senior Vice President & Chief
   -------------------------------    Financial Officer
   Jon C. Kinney                      (Principal Financial &
                                      Accounting Officer)



                                      4







                                      Director
   -------------------------------
   William F. Aldinger


   /s/ Michael J. Birck               Director
   -------------------------------
   Michael J. Birck

                                      Director
   -------------------------------
   Marvin D. Brailsford


   /s/ James R. Cantalupo             Director
   -------------------------------
   James R. Cantalupo


   /s/ Susan Crown                    Director
   -------------------------------
   Susan Crown


   /s/ Don H. Davis, Jr.              Director
   -------------------------------
   Don H. Davis, Jr.


   /s/ Robert C. McCormack            Director
   -------------------------------
   Robert C. McCormack


   /s/ Robert S. Morrison             Director
   -------------------------------
   Robert S. Morrison

                                      Director
   -------------------------------
   Harold B. Smith



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        THE PLAN.  Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on May 30, 2003.

                                 ITW SAVINGS AND INVESTMENT PLAN

                                 By: Employee Benefits Committee
                                 of Illinois Tool Works Inc.


                                 By:  /s/ Robert T. Callahan
                                    -----------------------------------
                                 Robert T. Callahan, Member of Employee
                                 Benefits Committee and Senior Vice
                                 President Human Resources


































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                                EXHIBIT INDEX

   EXHIBIT NUMBER      DESCRIPTION
   --------------      -----------

        23.1           Consent of Deloitte & Touche LLP.

        23.2           Notice Regarding Consent of Arthur Andersen LLP.

        24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.







































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